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                                                             Exhibit 10.9.1





                                $10,000,000

                              LOAN AGREEMENT

                         Dated as of March 8, 1996


                                  Between

                             NRG ENERGY, INC.

                                    And

                  O'BRIEN (SCHUYLKILL) COGENERATION, INC.


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          LOAN AGREEMENT, dated as of March 8, 1996, between O'BRIEN
(SCHUYKILL) COGENERATION, INC., a Delaware corporation (the "Company") and NRG ENERGY, INC., a Delaware corporation (the "Lender").

                           W I T N E S S E T H:

          WHEREAS, all the outstanding capital stock of the Company is owned by O'Brien Environmental Energy, Inc., a Delaware corporation (the "Parent");

          WHEREAS, the Parent is the debtor and the debtor in possession in Chapter 11 case number 94-26723 (the "Case") pending before the United States Bankruptcy Court for the District of New Jersey (the "Bankruptcy Court");

          WHEREAS, pursuant to the Composite Fourth Amended and Restated Plan of Reorganization for the Parent proposed by the Lender, Wexford Management Corp. and the official Committee of Equity Security Holders dated January 31, 1995 (as amended and confirmed by order of the Bankruptcy Court entered on February 22, 1996, the "NRG Plan"; capitalized terms used herein without definition shall have the respective meanings assigned to them in the NRG Plan), and subject to the terms and conditions of the Amended and Restated Stock Purchase and Reorganization Agreement dated as of January 31, 1996 between the Lender and the Parent, the Lender has the right, subject to the fulfillment of certain conditions precedent by the Parent and the Lender, to acquire 41.86% of the outstanding shares of common Stock of the Parent;

          WHEREAS, the Company is a partner in the Grays Ferry Cogeneration Partnership (the "Partnership") established under the law of the State of Pennsylvania pursuant to an Amended and Restated Partnership Agreement, dated as of March 1, 1996 (as amended, supplemented or otherwise modified, the "Partnership Agreement"), among the Company, Adwin (Schuykill) Cogeneration, Inc., a Pennsylvania corporation, and Trigen-Schuylkill Cogeneration, Inc., a Pennsylvania corporation;

          WHEREAS, the Partnership is developing a cogeneration facility (the "Facility") to be constructed in Philadelphia, Pennsylvania;

          WHEREAS, it is a condition of the construction financing for the Facility being obtained as of March 1, 1996 by the Partnership from a syndicate of lenders (the "Banks") for whom The Chase Manhattan Bank, N.A. is acting as agent (the "Agent") that the Partnership pay $30,000,000 (the "Partnership Equity Contribution") to the Agent on the terms and conditions set forth in the Credit Agreement, dated as of

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March 1, 1996 (the "Partnership Credit Agreement"), among the Partnership, the Banks and Chase;

          WHEREAS, pursuant to the Partnership Credit Agreement and the Partnership Agreement, the Partnership Equity Contribution has been subdivided into three $10,000,000 tranches -- A, B and C, and the Company is responsible for contributing $10,000,000 (the "Required Equity Contribution") to the Partnership so that the Partnership may make the $10,000,000 Tranche A portion (the "Tranche A Obligation") of the Partnership Equity contribution to the Agent;

          WHEREAS, in order to provide assurance to the Banks and the Agent that the Company will make the Required Equity Contribution and that the Partnership will make the payment of the Tranche C Obligation, the Company has requested that the Lender enter into a Guarantee, dated as of March 1, 1996 (the "Chase Guarantee"), in favor of the Agent pursuant to which the Lender guarantees the payment by the Partnership of Tranche A obligation;

          WHEREAS, the Company has agreed to reimburse the Lender for any drawings under the Chase Guarantee;

          WHEREAS, the Company has requested that the Lender agree to provide the Company, with a loan in a principal amount of up to $10,000,000 on the terms and conditions set forth herein to fund the Required Equity contribution;

WHEREAS, the Lender is willing to enter into the Chase Guarantee and to lend up to $10,000,000 to the Company an the terms and conditions set forth herein;

          WHEREAS, the Parent is willing to guarantee to the Lender the repayment by the Company of such reimbursement obligations and/or such loan and to secure its guarantee obligations with a pledge of the shares of the Company;

          WHEREAS, the Lender and the Parent have agreed that upon the effectiveness of the NRG Plan, the Lender shall have the option under its agreement with the Parent to forgive $3 million of any loan-outstanding hereunder in exchange for 5.767% of the equity of the Parent;

          NOW, THEREFORE, the Company and the Lender agree as follows:

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A.   ARTICLE 1

B.   Definitions

          SECTION 1.01. Defined Terms. As used in this Agreement, the terms defined in the caption hereto shall have the meanings set forth therein, and the following terms have the following meanings:

          "Affiliate" of any specified Person means (i) any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Parson or (ii) any Person who is a director or officer (a) of such Person, (b) of any subsidiary of such Person or (c) of any Person described in clause (i) above. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "Controlling" and "controlled" have meanings correlative to the foregoing. For purposes of Sections 11.04 and
11.05 of the Guaranty only, "Affiliate,, shall also mean any beneficial owner of shares representing 5% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Parent or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

          "Agent" shall have the meaning assigned thereto in the Recitals.

          "Agreement" means this Loan Agreement, as amended, supplemented or Modified from time to time.

          "Asset Disposition" means, with respect to any Person, any sale, lease, transfer or other disposition of shares of Capital Stock of a Restricted Subsidiary (as defined in the Parent Guaranty) (other than directors, qualifying shares), property or other assets (each referred to for the purposes of this definition as a "disposition") by such Person or any of its Restricted Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction).

          "Bank Pledge Agreement" means a pledge agreement to be made by the Parent in favor of the Agent for the ratable benefit of the Banks with respect to the Pledged Shares.

          "Bankruptcy Court" shall have the meaning assigned thereto in the Recitals.

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          "Bankruptcy Law" shall have the meaning assigned thereto in
Section 8.01.

          "Banks" shall have the meaning assigned thereto in the Recitals.

          "Board of Directors" means, with respect to any Person, the Board of Directors of such Person or any committee thereof duly authorized to act on behalf of such Board.

          "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York city are authorized or required by law to close.

          "Capital Stock" of any Person means any and all shares, interests, rights to purchase, Warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

          "Capitalized Lease obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease.

          "Case" shall have the meaning assigned thereto in the Recitals.

          "Chase Guarantee" shall have the meaning assigned thereto in the Recitals.

          "Closing Date" means the date on which the Lender makes the Loan.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Commercial L/C" means a commercial documentary letter of credit under which the issuer agrees to make payments in Dollars for the account of the Parent, on behalf of the Parent or a Subsidiary thereof, in respect of obligations of the Parent or such Subsidiary in connection with the purchase of goods or services in the ordinary course of business.

          "Commonly Controlled Entity" means, with respect to any Person, an entity, whether or not incorporated, which is

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under Common Control with such Person within the meaning of Section 414(b)
or (c) of the Code.

          "Company" means the party named as such in this Agreement until a successor replaces it and, thereafter, means the successor.

          "Contingent obligation" means as to any Person, any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term contingent obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent obligation shall be deemed to be an amount equal to the stated or determinable amount (based upon the maximum reasonably anticipated net liability in respect thereof as determined by the Company in good faith) of the primary obligation or portion thereof in respect of which such Contingent obligation is made or, if not stated or determinable, the maximum reasonably anticipated net liability in respect thereof (assuming such Person is required to perform thereunder) as determined by the Company in good faith.

          "Contractual Obligation" means as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of the property owned by it is bound.

          "Credit Documents" means the collective reference to this Agreement, the Note, the Parent Guarantee, the Parent option Agreement and the Parent Pledge Agreement.

          "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party or a beneficiary.

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          "Custodian" shall have the meaning assigned thereto in Section
8.01.

6. "Default means any event which is, or after notice or passage of time or both would be, an Event of Default.

          "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case an or prior to the first anniversary of the Stated Maturity of the Note.

          "Dollars" and "$" means dollars in lawful currency of the United States of America.

7.        "Effective Date" shall have the meaning assigned thereto in
Section 4.01.

          "Equity Contribution Agreement" shall have the meaning assigned thereto in the Recitals.

          "Event of Default" shall have the meaning assigned thereto in
Section 8.01.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Facility" shall have the meaning assigned thereto in the Recitals.

          "Final Order" shall have the meaning assigned thereto in Section
4.01.

          "Fiscal Date" means the Saturday closest to February 1, May 1, August 1 or November 1, as the case may be, in any calendar year.

          "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time.

          "Governmental Authority" means any nation or government, any state or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

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          "Guarantee" means any obligation, contingent or otherwise, of any
Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keepwell, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part) ; provided, however, that the term
"Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

          "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

          "Highest Lawful Rate" shall have the meaning assigned thereto in section 9.10.

          "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; Provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary.

          "Indebtedness" means, with respect to any Person on any date of determination (without duplication) :

(i) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money,

(ii) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,

(iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto) ,

(iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except Trade Payables) , which purchase price is

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due more that six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services,

(v)    all Capitalized Lease Obligations of such Person,

(vi) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of the Company, any Preferred Stock (but excluding, in each case, any accrued dividends),

(vii) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of Indebtedness of such Person shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness of such other Persons,

(viii) all Indebtedness of other Persons to the extent Guaranteed by such Person, and

(ix) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

          "Indemnified Liabilities" shall have the meaning assigned thereto in Section 9.05(c).

          "Interest Payment Date" means the last day of each March, June, September and December, commencing on the first such day to occur after the Loan is made.

"Interest Period:

(i) initially, the period commencing on the Closing Date and ending one month thereafter; and

(ii) thereafter, each period commencing on the last day of the next preceding Interest Period and ending one month thereafter;

Provided that, all of the foregoing Provisions relating to Interest Periods are subject to the following:

          (1) if any Interest Period would otherwise and on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

          (2) any Interest Period that would otherwise extend beyond the Maturity Date shall end an the Maturity Date; and

          (3) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

          "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

          "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable an the balance sheet of such Person) or other extension of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person.

          "Leased  Properties" shall have the meaning assigned  thereto  in
Section 3.10.

          "Lender" means the party named in this Agreement, until one or more successors replace it, and thereafter means the successor or successors.

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          "LIBOR":    with respect to each day during each Interest Period,
the rate per annum equal to arithmetic mean of quotations provided by four major banks in the London interbank market selected by the Servicer as such quotations appear an Telerate Page 3875 of the Dow Jones Telerate Service (or such other page as may replace Telerate Page 3875 on that service for the purpose of displaying London interbank offered rates of major banks) as of 11:00 a.m. (London time) two Business Days prior to the beginning of such Interest Period.

          "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

          "Loan" shall have the meaning set forth in Section 2.01.

          "Maturity  Date's  shall  have the meaning  assigned  thereto  in
Section 2.04.

          "Note" means the Note substantially in the form attached hereto as Exhibit A.

          "Notice Event" shall have the meaning assigned thereto in section
5.08.

          "INRG Plan" shall have the meaning assigned thereto in the Recitals.

          "NRG Plan Effective Date" shall have mean the date on which the NRG Plan shall become effective.

          "Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary or Clerk of the Company.

          "Officers,  Certificate"  means  a  certificate  signed  by   two
Officers.

          "Outside Date" means May 15, 1996, as the same may extended in writing by the Company and the Lender.

          "Parent" shall have the meaning assigned thereto in the Recitals.

          "Parent Guarantee" means a guarantee, substantially in the form of Exhibit B, to be made by the Parent in favor of the Lender.

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          "Parent option Agreement" means an agreement, substantially in the form of Exhibit D, to be made by the Parent in favor of the Lender.

          "Parent Pledge Agreement" means a pledge substantially in the form of Exhibit C, to be made Parent in favor of the Lender.

          "Partnership" shall have the meaning assigned thereto in the Recitals.

          "Partnership credit Agreement" shall have the meaning assigned thereto in the Recitals.

          "Partnership Equity Contribution" shall have the meaning assigned thereto in the Recitals.

          "Partnership interest" shall have the meaning assigned thereto in
Section 7.01.

          "Permitted Liens" means, with respect to any Person:

(a) Liens for taxes, assessments or other governmental charges not yet delinquent or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the such Person in accordance with GAAP;

(b) carriers', warehousemen's, mechanics', landlords', materialmen's, repairman's or other like Liens arising in the ordinary course of business in respect of obligations which are not yet due or which are bonded or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(c) pledges or deposits in connection with workmen's compensation, unemployment insurance and other social security legislation;

(d) deposits to secure the performance of bids, tenders, trade or government contracts (other than for borrowed money), leases, licenses, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(e)       easements  (including reciprocal easement agreements), rights-of-
          way,   building,   zoning   and  similar  restrictions,   utility
          agreements, covenants,

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reservations, restrictions, encroachments, changes, and other similar encumbrances or title defects incurred, or leases or subleases granted to others, in the ordinary course of business, which do not in the aggregate materially detract from the aggregate value of the properties of such Person or in the aggregate materially interfere with or adversely affect in any material respect the ordinary conduct of the business of such person or the properties subject thereto;

          (f)    Bankers' liens arising by operation of law;

(g) With respect to the Parent, Liens on documents of title and the property covered thereby securing Indebtedness in respect of any Commercial L/Cs;

(h) (i) mortgages, liens, security interests, restrictions or encumbrances that have been placed by any developer, landlord or other third party on property over which such Person has easement rights or on any Leased Property and subordination or similar agreements relating thereto and (ii) any condemnation or eminent domain proceedings affecting any real property;

(i) Liens an goods (and Proceeds thereof) held by such Person to be sold on a consignment basis in the ordinary course of business;

(j)       Leases or subleases to third parties;

(k) Liens in connection with workmen's compensation obligations and general liability exposure of such Person; and

(l) Liens securing Indebtedness Incurred by the Company under Section 6.01(b)(ii) or (iii) or by the Parent under Section 11.01(b)(ii) or (iii) of the Parent Guarantee.

          "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

          "Pledged Shares" shall have the meaning assigned thereto in the Parent Pledge Agreement.

          "Preferred Stock" as applied to the Capital Stock of any corporation means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such

                                    12

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corporation, over shares of capital Stock of any other class of such corporation.

          "principal" of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

a.   "Register" shall have the meaning assigned thereto in Section 2.10(b).

          "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as from time to time in effect.

          "Reimbursement Obligation" means the obligation of the Company to reimburse the Lender pursuant to Section 2.02 for amounts paid by the Lender under the Chase Guarantee.

          "Related Business" means, with respect to any Person, those businesses in which such Person or any of its Subsidiaries is engaged on the date of this Agreement, or which are directly related thereto.

          "Required Equity Contribution" shall have the meaning assigned thereto in the Recitals.

          "Requirement of Law" means, as to any Person, the Articles or Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, order, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property, or to which such Person or any of its property is subject.

          "Responsible officer" means, with respect to any Person, the president, chief executive officer, the chief operating officer, the chief financial officer, treasurer, controller or any vice president of such Person.

          "Restricted Payment" shall have the meaning assigned  thereto  in
Section 6.02(a).

          "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

                                    13

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          "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person or (ii) one or more Subsidiaries of such Person.

          "Trade Payables" means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

          "Tranche A Obligation" shall have the meaning assigned thereto in the Recitals.

          "Transferee',  shall  have  the  meaning  set  forth  in  Section
9.06(b).

          "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

          "Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

          SECTION   1.02.  Rules  of  Construction.   Unless  the   context
otherwise requires:

     (1)    a term has the meaning assigned to it;

     (2) as used herein and in the Note and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the company and its Subsidiaries not defined in Section 1.01 and accounting terms partly d6fined in Section 1.01 to the extent not defined shall have the respective meanings given to them under GAAP. All computations determining compliance with financial covenants or terms, including definitions used therein, shall be prepared in accordance with generally accepted accounting principles in effect at the time of the preparation of, and in conformity with those used to prepare, the historical financial statements of the Company;

     (3)    "or" is not exclusive;

     (4)    "including" means including without limitation;

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     (5)  words in the singular include the plural and words in the plural include the singular;

     (6) unsecured Indebtedness shall not be deemed to be subordinate or junior to secured indebtedness merely by virtue of its nature as unsecured indebtedness;

     (7) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP and accretion of principal on such security shall be deemed to be the Incurrence of Indebtedness;

     (8) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred stock, whichever is greater;

     (9) unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the Note or any certificate or other document made or delivered pursuant hereto;

     (10) the words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, Section, schedule and exhibit references are to this Agreement unless otherwise specified; and

     (11) as used in this Agreement, references to a fiscal year of the Company identified only by a year refer to the fiscal year of the Company ended on the Fiscal Date at the end of the fourth fiscal quarter of the Company which falls in the immediately succeeding calendar year. References to the last day of any fiscal year or fiscal quarter of the Company, or to a fiscal year or quarter ended on a certain date, shall be deemed to refer to the Fiscal Date at the end of such fiscal year or quarter.

B.   ARTICLE 2

C.   Loan and Reimbursement Obligation

          SECTION 2.01. Loan. (a) Subject to the terms and conditions hereof, the Lender agrees to make a loan in Dollars (the "Loan") to the Company on the Closing Date, in aggregate principal amount not in excess of ten million dollars
($10,ooo,ooo).

          (b) The proceeds of the Loan shall be used solely to make the Required Equity Contribution to the Partnership.

          SECTION 2.02. Chase Guarantee and Reimbursement Obligation. (a) Subject to the terms and conditions hereof, the Lender, in reliance on the agreement of the Company set forth in paragraph (b), agrees to enter into the Chase Guarantee on the Effective Date.

          (b) (i) The Company agrees to reimburse the Lender on each date on which the Lender notifies the Company of the date and amount of demand for payment presented under the Chase Guarantee and paid by the
Lender for the amount of such demand so paid and any taxes, fees, charges or other costs or expenses incurred by the Lender in connection with such payment. Each such payment shall be made to the Lender at the office of the Lender located at 1221 Nicollet Mall, Minneapolis, Minnesota in Dollars and in immediately available funds.

          (ii) Interest shall be payable on any and all amounts remaining unpaid by the Company under this section 2.02(b) from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at LIBOR plus 4.00%.

          (iii) The Company's obligations under this Section 2.02 shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Company may have or have had against the Lender or any beneficiary of the Chase Guarantee.

          (iv) The Company also agrees with the Lender that the Lender shall not be responsible for, and the Reimbursement Obligations of the Company hereunder shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Company and any beneficiary of the Chase Guarantee or any claims whatsoever of the Company against any beneficiary of the Chase Guarantee.

          (v) The Company agrees that any action taken or omitted by the Lender under or in connection with the Chase Guarantee, if done in the absence of gross negligence of willful misconduct, shall be binding on the Company and shall not result in any liability of the Lender to the Company.

          SECTION 2.03. Borrowing. The Company shall borrow the entire amount of the Loan on the Closing Date. The company shall give the Lender not less than three Business Days' prior written notice of the Closing Date, specifying the principal amount of the Loan it is requesting.

          SECTION 2.04. Maturity. The Loan will mature on the date that is eight years following the closing Data (the "Maturity Date").

SECTION 2.05. Optional and Mandatory Prepayments; Repayments of Loan.

          (a) The Company may at any time and from time to time prepay the Loan, in whole or in part, without premium or penalty, upon at least five days irrevocable notice to the Lender. If such notice is given, the Company shall make such prepayment, and the payment amount specified in such notice shall be due and payable on the date specified therein. Partial prepayments of the Loan shall be in an aggregate principal amount equal to the lesser of (A) $500,000, or a whole multiple of $100,000 in excess thereof and (B) the aggregate unpaid principal amount of the Loan.

          (b) (i) If, subsequent to the Closing Date, the Company or any of its Subsidiaries shall obtain any dividend or other distributions from the Partnership, 100% of the cash proceeds thereof less (A) appropriate reserves for any taxes or other charges imposed by any Governmental Authority an the Company or its property, or allocable to the Company, and
(B) appropriate reserves for any other operating expenses of the Company shall be promptly applied toward the prepayment of the Loan.

          (ii) The Company shall give the Lender at least one Business Day's notice of each prepayment or mandatory reduction pursuant to this
Section 2.05(b) setting forth the date and amount thereof.

          (c) Accrued interest on the amount of any prepayments shall be paid on the date Of such prepayment.

          SECTION 2.06. Interest Rate and Payment Dates.

          (a) The Loan shall bear interest for each day during each Interest Period on the unpaid principal thereof at a rate per annum equal to LIBOR determined for such day plus 4.00%.

          (b) If all or a portion of (i) the principal amount of the Loan or (ii) any interest payable thereon shall not be paid when due (whether at the stated maturity, by acceleration or otherwise) the Loan, and-any such overdue amount shall, without limiting the rights of the Lender under Section 8, bear interest at a rate per annum which is 2.00% above the rate of interest otherwise applicable to the Loan from the date of such non-payment until paid in full (as well after as before judgment).

          (c) Interest shall be payable in arrears on each Interest Payment
Date.

          SECTION 2.07.  Computation of Interest and Fees.
Interest in respect of the Loan, shall be calculated on the basis of a 365 (or 366 as the case may be) day year for the actual days elapsed.

          SECTION 2.08. Treatment of Payments.

          (a) Whenever any payment received by the Lender under this Agreement or the Note is insufficient to pay in full all amounts then due and payable to the Lender under this Agreement or the Note such payment shall be applied by the Lender in the following order: first, to the payment of fees and expenses due and payable to the Lender under and in connection with this Agreement and the Note including the payment of all expenses due and payable under Section 9.05; second, to the payment of interest then due and payable on the Loan; and third, to the payment of the principal amount of the Loan which is then due and payable; or

          (b) All payments (including prepayments) to be made by the company on account of principal, interest and fees shall be made without set-off or counterclaim and shall be made to the Lender at the office of the Lender located at 1221 Nicollet Mall, Minneapolis, Minnesota in lawful money of the United States of America and in immediately available funds. If any payment hereunder would become due and payable on a day other than a Business Day, such payment shall become due and payable on the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

          SECTION 2.09. Indemnity. The Company agrees to indemnify the Lender and to hold the Lender harmless from any loss or expense (but without duplication of any amounts payable as default interest) which the Lender may sustain or incur as a consequence of default by the Company in making any prepayment after the Company has given a notice in accordance with Section 2.05. This covenant shall survive termination of this Agreement and repayment of the Loan.

          SECTION 2.10.  Repayment of the Loan; Evidence of Debt.

          (a) The Company hereby unconditionally promises to pay to the Lender the then unpaid principal amount of the Loan in accordance with the terms hereof and the Note. The Company hereby further agrees to pay interest on the unpaid principal amount of the Loan from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.06.

          (b) The Lender shall maintain a Register (the 'Register") in which shall be recorded (i) the aX0unt of the Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Company to the Lender hereunder and (iii) the amount of any sum received by the Lender hereunder from the Company.

          (c) The entries made in the Register to the extent permitted by applicable law, shall be prima facie evidence of the existence and amounts of the obligations of the Company therein recorded; Provided, however, that the failure of the Lender to maintain the Register, or any error therein, shall not in any manner affect the obligation of the Company to repay (with applicable interest) the Loan made to the company by the Lender in accordance with the terms of this Agreement.

          (d) The Company agrees that, on the Effective Date, the Company will execute and deliver to the Lender the Note evidencing the
Loan: The parties hereto acknowledge and agree that the "issue price" of the Note, within the meaning of Section 1273(b) of the Internal Revenue code of 1986, as .amended, is $10 million, that for purposes of Treasury Regulation S 1.1273-2(h) no amount is allocated to the right granted to the Lender by the Guarantor pursuant to that certain letter agreement dated February 28, 1996 from the Guarantor to the Lender, and that, consistent with Treasury Regulation S 1. 1273-2 (j) , no amount will be allocated to the option to convert a portion of the Note into stock of the Parent pursuant to the Parent option Agreement for purposes of determining the issue price of the Note.

         SECTION 2.11. Termination of the Commitment. The Company shall have the right at any time prior to the making of the Loan, upon prior written notice to the Lender, to terminate this Agreement and the obligation of the Lender to make the Loan.

                                 ARTICLE 3


                      Representations and Warranties

          In order to induce the Lender to enter into this Agreement and to make the Loan, the Company hereby represents and warrants to the Lender, as follows (all representations and warranties are made as of the Effective Date, as of the Closing Date and with respect to the entire period following the Effective Date, as if made at any time during such period):

          SECTION 3.01. Corporate Existence. The Company is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation.

          SECTION 3.02, Corporate Power; Authorization. The Company has the corporate power and authority to make, deliver and perform each of the Credit Documents to which it is a party, and the Company has the corporate power and authority and legal right to borrow hereunder. The Company has taken all necessary corporate action to authorize the execution, delivery and performance of each of the Credit Documents to which it is or will be a party and the Company has taken all necessary corporate action to authorize the borrowings hereunder. No consent or authorization of, or filing with, any Person (including any Governmental Authority) is required in connection with the execution, delivery or performance by the Company, or for the validity or enforceability against the Company, of any credit Document except for consents, authorizations and filings (a) which have been obtained or made and are in full force and effect, and except such consents, authorizations and filings, the failure to obtain or perform (i) which would not have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company and (ii) which would not adversely affect the validity or enforceability of any of the Credit Documents or the rights or remedies of the Lender thereunder.

          SECTION 3.03. Enforceable Obligations. This Agreement, and each of the other Credit Documents has been, duly executed and delivered on behalf of the Company. This Agreement and each of the other Credit Documents constitutes the legal, valid and binding obligation of the Company, and is enforceable against the Company in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors, rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

          SECTION 3.04. No Legal Bar. The execution, delivery and performance of each credit Document and the incurrence or issuance of and use of the proceeds of the Loan do not violate any Requirement of Law or any Contractual Obligation applicable to or binding upon the Company or any of its properties or assets, in any manner which, individually or in the aggregate, (i) would have a material adverse effect on the ability of the Company to perform its obligations under the Credit Documents to which it is a party or (ii) would have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company, and do not result in the creation or imposition of any Lien on any of its properties or assets pursuant to any Requirement of Law applicable to it, as the case may be, or any of its Contractual Obligations, except for Permitted Liens.


D.   ARTICLE 4

                           Conditions Precedent

          SECTION 4:01. conditions to Effectiveness. This Agreement shall become effective on the date (the "Effective Date") on which the following conditions are satisfied to the satisfaction of the Lender:

(a) Credit Documents. The Lender shall have received (i) this Agreement and the Note, each executed and delivered by a duly authorized officer of the Company and(ii) each of the Parent
          Guarantee,  the  Parent Option Agreement and  the  Parent  Pledge
          Agreement, each executed and delivered by a duly authorized officer of the Parent.

(b) Corporate Proceedings of the Company. The Lender shall have received a copy of the resolutions, in form and substance reasonably satisfactory to the Lender, of the Board of Directors of the Company authorizing (i) the execution, delivery and performance of this Agreement, the Note and the other credit Documents to which it is a party and (ii) the borrowings contemplated hereunder, certified by the Secretary or an Assistant Secretary of the Company as of the Effective Date, which certificate shall be in form and substance reasonably satisfactory to the Lender and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

(c) Company Incumbency Certificate. The Lender shall have received a Certificate of the Company, dated the Effective Date, as to the incumbency and signature of the officers of the Company executing any credit Document reasonably satisfactory in form and substance to the Lender, executed by the President or any Vice President and the Secretary or any Assistant Secretary of the Company.

(d) Corporate Documents. The Lender shall have received true and complete copies Of the certificate of incorporation and by-laws of the Company, certified as of the Effective Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of the Company.

(e) Pledged Stock: Stock Powers. The Agent shall have received the certificates representing the shares pledged pursuant to the Parent Pledge Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof.

(f) Final order. The Lender shall have received a certified copy of an order of the Bankruptcy court in form and substance reasonably satisfactory to the Lender (the "Final order") which (i) shall be in full force and effect, (ii) shall have been entered no later than March 8, 1996, and (iii) shall not have been reversed, modified or amended in any respect.

          SECTION 4.02. Condition to Loan. The obligation of the Lender to make the Loan on the Closing Date is subject to the satisfaction, or waiver by the Lender, immediately prior to or concurrently with the making of the Loan, of the following conditions:

(a) Representations and Warranties. Each of the representations and warranties made by the Company in or pursuant to the Credit Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date.

(b)       No  Default.   No Default or Event of Default shall have occurred
          and be continuing
          on such date or after giving effect to the Loan requested to be made on such date.

                                 ARTICLE 5

                           Affirmative Covenants

         The company hereby agrees that, so long as this Agreement remains in effect, so long an (A) the Loan or the Chase Guarantee remains outstanding and unpaid, or any other amount is owing to the Lender hereunder or under any of the other credit Documents and (B) either (I) the closing of the transactions contemplated by the Acquisition Agreement (as defined in the NRG Plan) has occurred or (II) the Acquisition Agreement has been terminated in accordance with its terms, except if the Guarantor has or had (as mutually agreed by the parties hereto in writing or as finally determined by a court) the right to terminate the Acquisition Agreement in accordance with Section 7.2(b) or 7.2(d) of thereof, it shall:

         SECTION 5.01. Notices. Subject to the last sentence of this section promptly give notice to the Lender of any of the following (a "Notice Event") :

          (a)    of the occurrence of any Default or Event of Default; and

          (b)   of  a material adverse change known to the Company  in  the
business,  assets,  condition  (financial  or  otherwise)  or  results   of
operations of the Company.

Each notice pursuant to this Section 5.0a shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and (in the cases of clauses (a) through (b)) stating what action the Company proposes to take with respect thereto. The Company shall not be deemed in breach or default of its obligations under this
Section 5.01 due to the failure to notify the Lender of any Notice Event of which the Lender shall have had actual knowledge as of the date notice of such Notice Event was to have been provided.

         SECTION 5.02. Maintenance of Books and Records. Maintain its books and records in accordance with generally accepted accounting principles and, during reasonable business hours and upon reasonable notice, make available to the Lender the Company's books and records. The Lender shall be entitled to make such investigation of the business of the Company as the Lender reasonably requests; provided, however, that (i) the Company shall not be required to provide its books and records to the extent disclosure of them would compromise any attorney-client privilege between the Company and its counsel and (ii) other than as any be provided in any order entered by the Bankruptcy court, the Lender shall not be entitled to receive any document or information concerning bids for the Guarantor or its assets submitted by entities other than the Lender and its affiliates; and, provided, further, that the Lender will continue to comply with the confidentiality agreement previously entered into by the Lender with the Guarantor.

                                 ARTICLE 6

          So long as (A) this Agreement remains in effect or the Loan or the Chase Guarantee remains outstanding and unpaid, or any other amount is owing to the Lender hereunder or under any other Credit Document (it being understood that each of the permitted exceptions to each of the covenants in this Article 6 is in addition to, and not overlapping with, any other of such permitted exceptions except to the extent expressly provided) and (B) either (I) the closing of the transactions contemplated by the Acquisition Agreement has occurred or (11) the Acquisition Agreement has been terminated in accordance with its terms, except if the Guarantor has or had (as mutually agreed by the parties hereto in writing or as finally determined by a court) the right to terminate the Acquisition Agreement in accordance with Section 7.2(b) or 7.2(d) of thereof:

SECTION 6.01.  Limitation on Indebtedness.

(a)       The Company shall not Incur any Indebtedness.

(b) Notwithstanding Section 6.01(a), the Company may Incur the following Indebtedness:

(i) Indebtedness to the Banks or other Indebtedness incurred by the Partnership to finance the construction or operation of the Facility;

(ii)     Indebtedness represented by the Loan;

(iii) Indebtedness of the Company in an aggregate principal amount at any one time outstanding (excluding Indebtedness that is permitted to be incurred pursuant to clause (ii) of this Section 6.01(b)) not in excess of $250,000; and

(iv)      Indebtedness    in   connection   with   workmen's   compensation
          obligations  and  related  general  liability  exposure  of   the
          company.

          SECTION 6.02. Limitation on Sales of Assets. The Company shall not make any Asset Disposition.

          SECTION 6.03. Limitation on Liens. The Company shall not, directly or indirectly, create or permit to exist any Lien an any of its property or assets, whether owned on the date of this Agreement or thereafter acquired, securing any obligation other than Permitted Liens.

          SECTION 6.04. Limitation on Lines of Business. The Company shall not engage in any business other than the construction, management and ownership of the Facility or the ownership of an interest in the Partnership.

          SECTION 6.05. Limitation on Merger, Etc. The Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person.

                                 ARTICLE 7

                                [RESERVED)

                                 ARTICLE 8

                           Defaults and Remedies

          SECTION 8.01. Events of Default. An "Event of Default" occurs if:

     (1) the Company defaults in any payment of interest or any other amount (other than those specified in (2) below) with respect to the Loan or the Reimbursement obligations when the same becomes due and payable and such default continues for a period of 10 days and the Guarantor fails to make payment with respect thereto under the Guarantee;

     (2) the Company (i) defaults in the payment of the principal of the Loan or the Reimbursement Obligations when the same become due and payable at its Stated Maturity, upon redemption, upon declaration or otherwise or
(ii) fails to redeem or purchase the Note when required pursuant to this Agreement or the Note and, in either case, the Guarantor fails to make payment with respect thereto under the Guarantee;

     (3) at any time during which (A) either (1) the Lender shall beneficially own (as such term is defined in the Securities Exchange Act of 1924, as amended) less than 26% of the equity securities (including, without limitation, all capital Stock and any securities convertible into Capital Stock) of the Parent on a fully diluted basis or
(II) the Lender, directly or indirectly (e.g., through any Person that "controls" (as defined in the Securities Exchange Act of 1934, as amended) or is "controlled by" the Lender), shall have the right to appoint one-half or more of the members of the Board of Directors of the Parent and (B) either (I) the closing of the transactions contemplated by the Acquisition Agreement has occurred or (11) the Acquisition Agreement has been terminated in accordance with its terms, except if the Guarantor has or had (as mutually agreed by the parties hereto in writing or as finally determined by a court) the right to terminate the Acquisition Agreement in accordance with Section 7.2(b) or 7.2(d) of thereof: (i) any representation or warranty made or deemed made by the Company or the Parent in any Credit Document shall prove to have been incorrect in any material respect on or as of the date, or at any time during the period, that such representation or warranty is made or deemed made; (ii) the facts or circumstances giving rise to such incorrect representation or warranty would have a material adverse effect on the Company's or the Parent's ability to pay the amounts outstanding under the Loan (including principal and interest) as they become due and payable; and (iii) both of the conditions in preceding subclauses (i) and (ii) continue for 30 days after the notice specified below;

     (4)    [RESERVED];

     (5) at any time during which (A) either (1) the Lender shall beneficially own (as such term is defined in the Securities Exchange Act of 1934, as amended) less than 26% of the equity securities (including, without limitation, all Capital Stock and any securities convertible into Capital Stock) of the Parent on a fully diluted basis or (11) the Lender, directly or indirectly (e.g., through any Person that "controls" (as defined in the securities Exchange Act of 1934, as amended) or is "controlled by" the Lender), shall have the right to appoint one-half or more of the members of the Board of Directors of the Parent and (B) either
(I) the closing of the transactions contemplated by the Acquisition Agreement has occurred or (II) the Acquisition Agreement has been terminated in accordance with its terms, except if the Guarantor has or had (as mutually agreed by the parties hereto in writing or as finally determined by a court) the right to terminate the Acquisition Agreement in accordance with Section 7.2(b) or 7.2(d) of thereof: the Company shall default in the observance or performance of any agreement contained in
Section 5.01(a) or Article 6 of this Agreement or the Parent shall default in the observance or performance of any agreement contained in
Section 11 or Section 12 of the Guaranty;

     (6) the Company or the Parent fails to comply with any of its agreements in the Credit Documents (other than those referred to in (1) through (5) above) and such failure continues for 30 days after the notice specified below, provided that in the case of Sections 11 and 12 of the Parent Guarantee, (A) either (I) the Lender shall beneficially own (as such term is defined in the Securities Exchange Act of 1934, as amended) less than 264 of the equity securities (including, without limitation, all Capital Stock and any securities convertible into Capital Stock) of the Parent on a fully diluted basis or (11) the Lender, directly or indirectly (e.g., through any Person that "controls" (as defined in the Securities Exchange Act of 1934, as amended) or is "controlled by" the Lender), shall have the right to appoint one-half or more of the members of the Board of Directors of the Parent and (B) either (I) the closing of the transactions contemplated by the Acquisition Agreement has occurred or (11) the Acquisition Agreement has been terminated in accordance with its terms, except if the Guarantor has or had (as mutually agreed by the parties hereto in writing or as finally determined by a court) the right to terminate the Acquisition Agreement in accordance with Section 7.2(b) or 7.2(d) of thereof;

     (7)    [Reserved];

     (8)  the Company pursuant to or within the meaning of any Bankruptcy
Law:

       (A) commences a voluntary case;

       (B) consents to the entry of an order for relief against it in an involuntary case;

       (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

       (D) makes a general assignment for the benefit of its creditors;

or takes any comparable action under any foreign laws relating to insolvency;

     (9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

       (A) is for relief against the company in an involuntary case;

       (B) M appoints a Custodian of the Company or for any substantial part of its property; or

       (C) orders the winding up or liquidation of the Company;

or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;

     (10) at any time during which (A) either (I) the Lender shall beneficially own (as such term is defined in the Securities Exchange Act of 1934, as amended) less than 261 of the equity securities (including, without limitation, all Capital stock and any securities convertible into Capital Stock) of the Parent on a fully diluted basis or (II) the Lender, directly or indirectly (e.g., through any Person that "controls" (as defined in the Securities Exchange Act of 1934, as amended) or is "controlled by" the Lender), shall have the right to appoint one-half or more of the members of the Board of Directors of the Parent and (B) either
(I) the closing of the transactions contemplated by the Acquisition Agreement has occurred or (II) the Acquisition Agreement has been terminated in accordance with its terms, except if the Guarantor has or had (as mutually agreed by the parties hereto in writing or as finally determined by a court) the right to terminate the Acquisition Agreement in accordance with Section 7.2(b) or 7.2(d) of thereof: any judgment or decree for the payment of money in excess of $3,000,000 or its foreign currency equivalent at the time is entered against the Company, the Parent or any Subsidiary of the Parent and is not discharged and either (A) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (B) there is a period of 60 days following the entry of such judgment or decree during which such judgment or decree is not discharged, waived or the execution thereof stayed;

     (11) any Credit Document shall cease, for any reason, to be in full force and affect or the Company or the Parent shall so assert in writing;

     (12) the Bankruptcy Court shall enter an order (i) dismissing the case, (ii) converting the Case to a case under Chapter 7 of the Bankruptcy Code, (iii) appointing a trustee or examiner in the case or (iv) the Guarantor shall make an application to the Bankruptcy Court in respect of clauses (i), (ii) or (iii); or an application shall be made for the approval of, or there shall arise, any claim in the Case having a priority superior to that of the Lender;

          The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is affected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

          The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

         A Default under clauses (3) and (6) is not an Event of Default until the Lender notifies the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

         SECTION 8.02. Acceleration. If an Event of Default (other than an Event of Default specified in section 8.01(a) or (9) with respect to the Company) occurs and is continuing, the Lender by notice to the Company may declare the principal of and accrued interest on the Loan (including, without limitation, all amounts of Reimbursement Obligations, whether or not the beneficiaries of the chase Guarantee shall have demanded payment thereunder) to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately, if an Event of Default specified in section 8.01(s) or (9) with respect to the Company (but not any Subsidiary) occurs, the principal of and interest an the Loan (including, without limitation, all amounts of Reimbursement obligations, whether or not the beneficiaries of the Chase Guarantee shall have demanded payment thereunder) shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Lender.
The Lender by notice to the Company may rescind an acceleration and its consequences. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

          SECTION 8.03. Other Remedies. If an Event of Default occurs and is continuing, the Lender may pursue any available remedy to collect the payment of principal of or interest on the Note (including, without limitation, all amounts of Reimbursement Obligations, whether or not the beneficiaries of the Chase Guarantee shall have demanded payment thereunder) or to enforce the performance of any provision of the Note or this Agreement.

The Lender may maintain a proceeding even if it does not Possess the Note or does not produce it in the proceeding. A delay or omission by the Lender in exercising any right or remedy accruing upon an Event of Default shall not-impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

          SECTION 8.04. Waiver Of Past Defaults. The Lender by notice to the Company may waive an existing Default and its consequences. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

          SECTTON 8.05. Priorities. If the Lender collects any money or property pursuant to this Article a, it shall pay out the money or property in the following order:

          FIRST:  to  itself in accordance with the priority set  forth  in
Section 2.08; and

          SECOND: to the extent of any excess, to the Company.

          SECTION  8.06.  Undertaking  for Costs.   In  any  suit  for  the
enforcement of any right or remedy under this Agreement a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.

          SECTION 8.07. Waiver of Stay of Extension Laws.
The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Agreement; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Lender, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                                 ARTICLE 9

E.   Miscellaneous

          SECTION 9.01. Amendments and Waivers. Except as otherwise expressly set forth in this Agreement, no credit Document nor any terms thereof may be amended, supplemented, waived or modified except in a writing signed by the Company and the Lender.

          SECTION 9.02. Notices. All noticed, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy or telex, if one is listed)t and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when sent, confirmation of receipt received, or, in the case of telex notice, when sent, answerback received, addressed as follows, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Note:

       The Company:                  O'Brien (Schuykill)
                                       Cogeneration, Inc.
                                     225 South 8th Street
                                     Philadelphia, PA 19106
                                     Attention:
                                                  President or Chief
                                                  Executive Officer
                                     Telephone:  (215) 627-5500
                                     Telecopier: (215) 922-5227


       if to Lender                  NRG Energy, Inc.
                                     1221 Nicollet Mail, Suite 700
                                     Minneapolis, MN 55403
                                     Attention:   Vice
                                                  President, Business
                                                  Development
                                     Telephone:  (612) 373-5300
                                     Telecopier: (612) 373-5430


       With copies to:               NRG Energy Inc.
                                     Legal Department
                                     1221 Nicollet Mail, Suite 700
                                     Minneapolis, MN 55403
                                     Attention: Vice President and
                                                General Counsel
                                     Telephone:  (612) 373-5300
                                     Telecopier: (612) 373-5392
provided that any notice, request or demand to or upon the Lender pursuant to Section 2.05 shall not be effective until received.

          SECTION 9.03. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, rarely, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          SECTION 9.04. Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Note.

          SECTION 9.05. Payment of Expenses and Taxes.  The Company agrees
(a) to pay or reimburse the Lender for all its costs and expenses incurred in connection with, and to pay, indemnify, and hold the Lender harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever arising out of or in connection with, the enforcement or preservation of any rights under any Credit Document and any such other documents, including reasonable fees and disbursements of counsel to the Lender incurred in connection with the foregoing, (b) to pay, indemnify, and to hold the Lender harmless from any and all recording and filin4 fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes (other than withholding taxes), if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, any credit Document and any such other documents, and (c) to pay, indemnify, and hold the Lender and its respective Affiliates, officers and directors harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including reasonable fees and disbursements of counsel) which may be incurred by or asserted against the Lender or such Affiliates, officers or directors arising out of or in connection with any investigation, litigation or proceeding related to this Agreement, the other Credit Documents, the proceeds of the Loan and the transactions contemplated by or in respect of such use of proceeds, or any of the other transactions contemplated hereby, whether or not the Lender or such Affiliates, officers or directors is a party thereto, including any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Company or any of the facilities and properties owned, leased or operated by the Company or any of its Subsidiaries (all the foregoing, collectively, the "indemnified liabilities"); provided that the company shall have no obligation hereunder with respect to indemnified liabilities of the Lender or any of its respective Affiliates, officers and directors arising from (i) the gross negligence or willful misconduct of the Lender or its respective directors or officers; (ii) legal proceedings commenced against the Lender by any security holder or creditor thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such; (iii) legal proceedings commenced against the Lender by any Transferee; or (iv) actions taken by the Company either at the direction of the Board of Directors of the Company or pursuant to the Management Agreement at such time as persons designated by the Lender or which the Lender shall have the right to appoint shall constitute at least one-half of the Board. The agreements in this Section 9.05 shall survive repayment of the Note and all other amounts payable hereunder.

          SECTION   9.06.   Successors  and  Assigns;  Participations   and
Assignments.

          (a) This Agreement shall be binding upon and inure to the benefit of the Company, the Lender all future holders of the Note and the Loan, and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Lender.

          (b) The Company hereby agrees that the Lender may, in accordance with applicable law, at any time and from time to time assign all or any part of its rights and obligations under this Agreement and the Note to any Person (a "Transferee").

          (c) The Company authorizes the Lender to disclose to any prospective Transferee any and all financial information in the Lender's possession concerning the Company and its Subsidiaries and Affiliates which has been delivered to the Lender by or on behalf of the Company, subject to receipt of a confidentiality agreement from such Prospective Transferee in form and substance reasonably satisfactory to the Company.

          SECTION 9.07. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

          SECTION 9.08. Governing Law, This Agreement and the Note and the rights and obligations of the parties under this Agreement and the Note shall be governed by, and construed and interpreted in accordance with, the law of the State of New York and applicable laws of the United States of America.

          SECTION 9.09.  Submission to Jurisdiction; Waivers.

(a)  Each party to this Agreement hereby irrevocably and unconditionally:

(i) submits of or itself and its property in any legal action or proceeding relating to this Agreement or any of the other Credit Documents, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(ii) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the, same;

(iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address set forth in
          Section 9.02; and

(iv) agrees that nothing herein shall affect the right to affect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

(b) Each party hereto unconditionally waives trial by jury in any legal action or proceeding referred to in paragraph (a) above and any counterclaim therein.

          SECTION 9.10. Interest. Each provision in this Agreement and each other Credit Document is expressly limited so that in no event whatsoever shall the amount paid, or otherwise agreed to be paid, by the Company for the use, forbearance or detention of the money to be loaned under this Agreement or any other Credit Document or otherwise (including any sums paid as required by any covenant or obligation contained herein or in any other credit Document which in for the use, forbearance or detention of such money), exceed that amount of money which would cause the effective rate of interest to exceed the highest lawful rate permitted by applicable law (the "Highest Lawful Rate"), and all amounts owed under this Agreement and each other Credit Document shall be held to be subje6t to reduction to the affect that such amounts so paid or agreed to be paid which are for the use, forbearance or detention of money under this Agreement or such Credit Document shall in no event exceed that amount of money which would cause the effective rate of interest to exceed the Highest Lawful Rate. Notwithstanding any provision in this Agreement or any other credit Document to the contrary, if the maturity of the Loan or the obligations in respect of the other Credit Documents are accelerated for any reason, or in the event of any prepayment of all or any portion of the Loan or the obligations in respect of the other Credit Documents by the Company or in any other event, earned interest on the Loan and such other obligations of the Company may never exceed the Highest Lawful Rate, and any unearned interest otherwise payable on the Loan or the obligations in respect of the other Credit Documents that is in excess of the Highest Lawful Rate shall be cancelled automatically as of the date of such acceleration or prepayment or other such event and (if theretofore paid) shall, at the option of the holder of the Loan or such other obligations, be either refunded to the Company or credited on the principal of the Loan. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Highest Lawful Rate, the Company and the Lender shall, to the maximum extent permitted by applicable law, amortize, prorate, allocate and spread, in equal parts during the period of the actual. term of this Agreement, all interest at any time contracted for, charged, received or reserved in connection with this Agreement.

          SECTION 9.11. Termination. This Agreement shall terminate on the first date on Which the chase Guarantee shall be returned to the Lender or otherwise terminated and all principal of and interest on the Loan, the Note, the Reimbursement Obligations, and all other obligations and liabilities of the Borrower to the Lender, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise, shall have been indefeasibly paid in full.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in New York,

New York by their proper and duly authorized officers as of the day and year first above written.


                                O'BRIEN (Schuylkill)
                                   COGENERATION, INC.

                                By     /s/ Sanders D. Newman
                                Name:  Sanders D. Newman
                                Title: V. P. & Secretary


                                NRG ENERGY, INC.

                                by     /s/ Craig A. Mataczynski
                                Name:  Craig A. Mataczynski
                                Title: Vice President